                                                                   EXHIBIT 10.03


                          AGREEMENT OF AMENDMENT NO. 5


     THIS AGREEMENT OF AMENDMENT NO. 5 (this "Amendment") is made as of the 30th day of March, 2001, among GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("GE Capital"), GMAC COMMERCIAL MORTGAGE CORPORATION ("GMAC CMC"), and ALADDIN GAMING, LLC ("Aladdin Gaming").

     GE Capital and Aladdin Gaming have heretofore executed that certain Facilities Agreement, dated as of June 26, 1998, as amended (the "Facilities Agreement"), and pursuant thereto that certain Master Lease Agreement dated as of June 26, 1998 (the "Lease Agreement"; and together with the Facilities Agreement being sometimes hereinafter collectively referred to as the "Agreements"). Capitalized terms used herein without definition shall have the meaning given them in the Agreements.

     GE Capital has heretofore assigned to GMAC CMC certain of its right, title, interest and obligations pursuant to the Agreements.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties agree as follows:

     SECTION 1. AMENDMENTS TO FACILITIES AGREEMENT. The Facilities Agreement is amended as follows:

          SECTION 1.1. The definitions, and any amendments thereto, contained in that certain Sixth Amendment, as defined below, are hereby incorporated into the Facilities Agreement and the Agreements.

          SECTION 1.2. Section 11(d) of the Facilities Agreement shall be deleted in its entirety and the following Section 11(d) shall be substituted in its place:

          (d) FINANCIAL CONDITION AND OPERATIONS. Aladdin Gaming will not, as of the close of any Fiscal Quarter, commencing with the applicable Fiscal Quarter set forth below, permit:

          (1) TOTAL DEBT TO EBITDA RATIO. The Total Debt to EBITDA Ratio at the close of the applicable Fiscal Quarter set forth below to exceed the ratio set forth opposite such Fiscal Quarter:

                                                      Total Debt to
         Fiscal Quarter                                EBITDA Ratio
         --------------                               --------------
  FQ 1 (closing on December 31, 2000)                       4.1:1
                 FQ 2                                       6.4:1
                 FQ 3                                       6.0:1
                 FQ 4                                       6.0:1

                                                      Total Debt to
         Fiscal Quarter                                EBITDA Ratio
         --------------                               --------------
                 FQ 5                                       5.1:1
                 FQ 6                                      3.60:1
                 FQ 7                                      3.60:1
                 FQ 8                                      3.25:1
                 FQ 9                                      3.25:1
                 FQ 10                                     2.85:1
                 FQ 11                                     2.85:1
                 FQ 12                                     2.55:1
                 FQ 13                                     2.55:1
                 FQ 14                                     2.40:1
                 FQ 15                                     2.40:1
                 FQ 16                                     2.25:1
                 FQ 17                                     2.25:1
                 FQ 18                                     2.15:1
                 FQ 19                                     2.15:1
  FQ 20 and each Fiscal Quarter thereafter                 2.00:1

          (2) INTEREST COVERAGE RATIO. The Interest Coverage Ratio as of the close of the Fiscal Quarter set forth below to be less than the ratio set forth opposite such Fiscal Quarter.

                                                         Interest
         Fiscal Quarter                                Coverage Ratio
         --------------                               --------------
  FQ 1 (closing on December 31, 2000)                      2.0:1
                 FQ 2                                      1.6:1
                 FQ 3                                      1.6:1
                 FQ 4                                      1.6:1
                 FQ 5                                      1.7:1
 FQ 6 and each Fiscal Quarter thereafter                   2.0:1

          (3) NET WORTH. Net Worth as of the close of any calendar month, commencing on August 31, 2000, to be less than the sum of $100,000,000 PLUS 85% of positive Net

     Income (after giving effect to the amount of Restricted Payments made by the Borrower in cash in accordance with clauses (1) and (3) of Section 11(f) hereof, subject to the terms thereof for the period, treated as one accounting period).

          (4) EBITDA. EBITDA at the close of any such Fiscal Quarter (determined for such Fiscal Quarter and the three immediately preceding such Fiscal Quarters or for any Fiscal Quarter ended on or prior to June 30, 2001, determined consistently with the PROVISO to the definition of the term `EBITDA' as defined in the Sixth Amendment) during any period set forth below to be less than the amount set forth below opposite such period:


        Fiscal Quarters                                  Amount
        ---------------                                  -------
FQ 1 (closing on December 31, 2000)                   $105,000,000
FQ 2                                                   $75,000,000
FQ 3                                                   $80,000,000
FQ 4                                                   $80,000,000
FQ 5                                                   $90,000,000
each of FQ 6, FQ 7 and FQ 8                           $110,000,000
each of FQ 9, FQ 10, FQ 11 and FQ 12                  $120,000,000
each of FQ 13, FQ 14, FQ 15, and FQ 16                $125,000,000
each of FQ 17, FQ 18, FQ 19 and FQ 20                 $130,000,000
FQ 21 and each Fiscal Quarter thereafter              $140,000,000

          (5) MINIMUM FIXED CHARGE COVERAGE. The Minimum Fixed Charge Coverage Ratio for the Fiscal Quarter closing on December 31, 2000 and on the close of each Fiscal Quarter thereafter to be less than 1.10:1.

          SECTION 1.3. Clause (8) of Section 11(f) of the Facilities Agreement is deleted in its entirety and the following clause (8) is substituted in its place:

          "(8) notwithstanding the provisions of clause (1) above, Aladdin Gaming shall be permitted to make Restricted Payments as dividends or distributions to its stockholders in any Fiscal Quarter following the Conversion Date, so long as

               (i) Aladdin Gaming shall have delivered to GE Capital

                    (A) financial statements prepared on a pro forma basis to
               give effect to such Restricted Payment for the Fiscal Quarter (the "Base Fiscal Quarter") then last ended for which financial statements and the

               Compliance Certificate relating thereto have been delivered to the GE Capital pursuant to Section 10(a) hereof,

                    (B) a certificate of Aladdin Gaming executed by its chief
               financial or accounting Authorized Representative demonstrating that the financial results reflected in such financial statements would result in a Total Debt to EBITDA Ratio at the Close of any such Base Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                          Total Debt to
                     PERIOD OF FQS                         EBITDA RATIO
                     -------------                        --------------
               FQ1  (closing on  December  31,                 3.50:1
               2000) through FQ4

               FQ5 through FQ8                                 3.25:1

               FQ9 and thereafter                              3.00:1; and

               (ii) the aggregate amount of such Restricted Payment to be made by Aladdin Gaming pursuant to this clause (8), when added to the aggregate amount of all such Restricted Payments during the Fiscal Quarter in which such Restricted Payment would be made, does not exceed the lesser of (A) the sum of (1) 50% of Net Income for the Base Fiscal Quarter PLUS (2) the amount of Cash Contributions to Capital and (B) an amount equal to the excess of (1) Excess Cash Flow for the Base Fiscal Quarter over (2) the amount of Mandatory Prepayments required to have been made pursuant to clause (c) of Section 3.1.1 of the Senior Credit Agreement (without giving effect to the proviso to such Section) for the Base Fiscal Quarter;"

          SECTION 2. WAIVERS

          SECTION 2.1. WAIVERS PERTAINING TO FINANCIAL CONDITION AND OPERATIONS. Aladdin Gaming does not expect to perform its covenants under clause (1), clause
(2) and clause (4) of Section 11(d) of the Facilities Agreement, as amended by this Agreement of Amendment No. 5, with respect to the Fiscal Quarters ending on or prior to December 31, 2000. As of the Effective Date, GE Capital and GMAC CMC hereby agree that (x) Aladdin Gaming's failure to perform its covenants under clause (1), clause (2) and clause (4) of Section 11(d) of the Facilities Agreement, as amended by this Agreement of Amendment No. 5, are hereby waived with respect to the Fiscal Quarters ending on or prior to March 31, 2001 and (y) the requirement in clause (3) of Section 10(a) of the Facilities Agreement that the annual audited financial statements under said clause shall not include any Impermissible Qualification is hereby waived with respect to Aladdin Gaming and its Subsidiaries and the other Aladdin Parties, as defined in the Senior Credit Agreement, for the Fiscal Year ending December 31, 2000.

          SECTION 3. CERTAIN RESTRICTED PAYMENT AND CONSENTS

          SECTION 3.1. CERTAIN RESTRICTED PAYMENT. GE Capital and GMAC CMC hereby confirm that the Restricted Payment in clause (6) of Section 11(f) of the Facilities Agreement is an amount which is to be deducted in determining Net Income; PROVIDED, HOWEVER, the making of any such Restricted Payment by Aladdin Gaming shall be subject to the applicable provisions of Section 11(f) of the Facilities Agreement.

          SECTION 3.2. CONSENTS TO AMENDMENTS AND CONFIRMATION. GE Capital and GMAC CMC hereby consent to the amendments and waivers contained in that certain Sixth Amendment to Senior Credit Agreement ("Sixth Amendment"), by and among Aladdin Gaming, the various financial institutions as are or may become parties thereto, The Bank of Nova Scotia, as Administrative Agent for the Lenders (the "Administrative Agent"), Merrill Lynch Capital Corporation, as Syndication Agent for the Lenders, and CIBC Oppenheimer Corporation, as Documentation Agent for the Lenders.

     SECTION 4. CONDITIONS TO EFFECTIVENESS. This Amendment shall be and become effective on the date (the "Effective Date") on which each of the following conditions precedent shall have been satisfied.

          SECTION 4.1. EXECUTION OF DOCUMENTS. GE Capital and GMAC CMC have received counterparts of (i) this Amendment executed by Authorized Representatives of Aladdin Gaming and the Administrative Agent; (ii) the Sixth Amendment executed by the Authorized Representatives of the parties thereto; and
(iii) delivery of such other items required by GE Capital and GMAC CMC.

          SECTION 4.2. INCUMBENCY, ETC. GE Capital and GMAC CMC shall have received a certificate, dated as of the date of this Amendment, of an Aladdin Gaming Authorized Representative

               (i) as to the incumbency and signatures of the Person or Persons authorized to execute and deliver this Amendment and any instruments or agreements required hereunder,

               (ii) as to an attached copy of one or more resolutions or other authorizations of the manager of Aladdin Gaming certified by the Authorized Representative of such manager as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment and any instruments or agreements required hereunder, and

               (iii) that the Organizational Documents of Aladdin Gaming have not been modified since the date on which they were last delivered to the Administrative Agent, and upon which certificate GE Capital and GMAC CMC may conclusively rely until they shall have received a further certificate of an Authorized Representative of Aladdin Gaming canceling or amending such prior certificate.

          SECTION 4.3. FEES. All reasonable fees and costs and expenses of Ober, Kaler, Grimes & Shriver and other professionals employed by GE Capital and GMAC CMC and all other reasonable expenses of GE Capital and GMAC CMC in connection with the negotiation, execution and delivery of this Amendment and the transactions contemplated herein shall have been paid in full.

          SECTION 4.4. SATISFACTORY LEGAL FORM. GE Capital and GMAC CMC shall have received all information, approvals, opinions, documents or instruments as GE Capital and GMAC CMC may have reasonably requested, and all documents executed or submitted pursuant hereto by or on behalf of Aladdin Gaming shall be satisfactory in form and substance to GE Capital and GMAC CMC.

          SECTION 4.5. DEFAULT. After giving effect to this Amendment the following statements shall be true and correct: (i) to the best knowledge of Aladdin Gaming, no act or condition exists which, with the giving of notice or passage of time, would constitute a "DEFAULT" or "EVENT OF DEFAULT" (as defined in the Senior Credit Agreement, the Agreement or the Discount Note Indenture) and (ii) no material adverse change has occurred in the financial condition, business, property, prospects or ability of Aladdin Gaming to perform in all material respects its obligations under any Operative Document or any of the documents evidencing and securing the FF&E Financing to which it is a party.

          SECTION 4.6. CONSENTS AND APPROVALS. All approvals and consents required to be taken, given or obtained, as the case may be, by or from any Governmental Instrumentality or another Person, or by or from any trustee (including, without limitation, GE Capital and GMAC CMC and the Administrative Agent or itself and on behalf of the Lenders and the Discount Note Indenture Trustee) or holder of any Indebtedness or Obligation of Aladdin Gaming that are necessary or, in the reasonable opinion of GE Capital and GMAC CMC, advisable in connection with the execution, delivery and performance of this Amendment, by all parties hereto, shall have been taken, given or obtained, as the case may be, shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be in form and substance satisfactory to GE Capital and GMAC CMC.

          SECTION 4.7. DELIVERY OF AMENDMENT. Aladdin Gaming shall have delivered this Amendment to all Persons entitled under the Operative Documents to receive delivery hereof.

          SECTION 4.8. OPINIONS. GE Capital and GMAC CMC shall have received such opinions of counsel as it deems necessary, dated as of the date of this Amendment and addressed to GE Capital and GMAC CMC, which shall be in form and substance satisfactory to GE Capital and GMAC CMC.

          SECTION 4.9. AMENDMENT FEE. As an inducement to GE Capital and GMAC CMC to consent to this Agreement of Amendment No. 5, Aladdin Gaming agrees to pay to GE Capital and GMAC CMC a non-refundable fee (the "Fifth Amendment Fee") which has been earned as of the date hereof equal to (i) the product of the outstanding Capitalized Lessor's Cost of the Equipment plus the outstanding principal balance of the Term Loan Facility on the date of this Agreement of Amendment No. 5 multiplied by .5% (.005) with the result thereof (ii) multiplied by 75% in the case of GE Capital and 25% in the case of GMAC CMC. The Fifth Amendment Fee shall be payable out of Excess Cash Flow as and when the Sixth Amendment Fee (as defined in the Sixth Amendment) commences to be paid.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce GE Capital and GMAC CMC to enter into this Amendment, Aladdin Gaming hereby reaffirms, as of the date of this Amendment, its representations and warranties contained in Section 8 of the Facilities Agreement and additionally represents and warrants unto GE Capital and GMAC CMC as set forth in this Section 5.

          SECTION 5.1. MATTERS PERTAINING TO THE GECC FACILITIES AGREEMENT AND THE DISCOUNT NOTE INDENTURE. Aladdin Gaming has performed all of its obligations under the Agreements and the Discount Note Indenture. After giving effect to this Amendment and the Sixth Amendment, to the best knowledge of the Borrower, no act or condition exists which, with the giving of notice or passage of time, would constitute a "DEFAULT" or "EVENT OF DEFAULT" (as defined in the Credit Agreement, the Agreement and the Discount Note Indenture). No material adverse change has occurred with respect to the financial condition, business, property, prospects or ability of Aladdin Gaming to perform in all material respects its obligations under any Operative Document or the Credit Agreement.

          SECTION 5.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by Aladdin Gaming of this Amendment and each other document executed or to be executed by it in connection with this Amendment are within Aladdin Gaming's powers, have been duly authorized by all necessary action, and do not

          (a) contravene Aladdin Gaming's Organizational Documents;

          (b) contravene any contractual restriction binding on or affecting any of the Aladdin Parties and/or the London Clubs Parties;

          (c) contravene any court decree or order or Legal Requirement binding on or affecting any of the Aladdin Parties and/or the London Clubs Parties; or

          (d) result in, or require the creation or imposition of, any Lien on any property of Aladdin Gaming, except as expressly permitted by the Operative Documents,

and the GE Capital and GMAC CMC may conclusively rely on such representation and warranty.

          SECTION 5.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Aladdin Gaming or any other Person of this Amendment or any other document to be executed by it or any other Person in connection with this Amendment.

          SECTION 5.4. VALIDITY, ETC. This Amendment constitutes, and each other document executed by Aladdin Gaming in connection with this Amendment, on the due execution and delivery thereof, will constitute, the legal, valid and binding obligations of Aladdin Gaming enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

          SECTION 5.5. LIMITATION. Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Agreements and each other Operative Document shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and modifications, consents and waivers set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Agreement, any Operative Document, or other Instrument referred to therein or herein, or of any transaction or further or future action on the part of Aladdin Gaming or any other Person which would require the consent of the Administrative Agent, the Lender, GE Capital, GMAC CMC or the Discount Note Indenture Trustee.

          SECTION 5.6. OFFSETS AND DEFENSES. Aladdin Gaming has no offsets or defenses to its obligations under the Operative Documents or the documents evidencing and securing the FF&E Financing and no claims or counterclaims against any of GE Capital and GMAC CMC.

          SECTION 5.7. RELEASE BY ALADDIN GAMING. (a) As an inducement to GE Capital and GMAC CMC to enter into this Agreement of Amendment No. 5, Aladdin Gaming hereby releases and discharges GE Capital, GMAC CMC and their respective participants, successors and assigns, and all officers, directors, employees, agents, representatives, insurers and attorneys of each of them from all actions, counterclaims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law, admiralty or equity, against GE Capital and GMAC CMC and/or their participants, successors and assigns which Aladdin Gaming ever had, now has or hereafter can, shall or may, have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement of Amendment No. 5 (the "Released Claims").

          (b) in order to induce GE Capital and GMAC CMC to accept the release set forth herein, Aladdin Gaming represents that:

               (i) such release constitutes a legal, valid and binding obligation of Aladdin Gaming, enforceable against it in accordance with its terms. The execution and delivery of, and the performance and compliance by Aladdin Gaming with such release shall not conflict with, or constitute on the part of Aladdin Gaming a violation or breach of, or a default under, and will not require any authorization, consent, approval or other action by, or any notice to, or filing with any court or administrative body or any other Person pursuant to, any mortgage deed of trust, loan agreement, trust agreement or other agreement or instrument to which Aladdin Gaming or any of its property is subject or any laws and other governmental requirements; and

               (ii) Aladdin Gaming (A) has not sold, transferred, conveyed, abandoned or otherwise disposed of any of the Released Claims, whether or not known, suspected or claimed that Aladdin Gaming has, had or may have against GE Capital and GMAC CMC and/or any of their participants, successors, predecessors (including, without limitation, all predecessors by virtue of merger) and assigns, as the case may be and
          (B) has sought the advice of counsel with respect to the execution and delivery of this Agreement of Amendment No. 5 and Aladdin Gaming understands the legal implications with respect to the release set forth herein and the other documents executed by Aladdin Gaming in connection therewith.

          (c) Aladdin Gaming hereby acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the release set forth herein, but that it is Aladdin Gaming's intention to, and it does, hereby fully, finally and forever settle the Released Claims; in furtherance of such intention, Aladdin Gaming acknowledges that the release set forth herein shall be and remain in effect as a full and complete release, notwithstanding the subsequent discovery or existence of any such additional or different facts.

     SECTION 6. MISCELLANEOUS.

     SECTION 6.1. RATIFICATION OF AND REFERENCES TO THE AGREEMENT. This Amendment shall be deemed to be an amendment to the Agreements, and the Agreements, as amended by this Amendment, shall continue in full force and effect and are hereby ratified, approved and confirmed in each and every respect. All references to the Agreements in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Agreements, as amended by this Amendment.

     SECTION 6.2. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     SECTION 6.3. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

     SECTION 6.4. CROSS-REFERENCES. References in this Amendment Section are, unless otherwise specified, to such Section of this Amendment.

     SECTION 6.5. OPERATIVE DOCUMENT. This Amendment is an Operative Document executed pursuant to the Facilities Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Facilities Agreement.

     SECTION 6.6. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 6.7. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     SECTION 6.8. RESERVATION OF RIGHTS. Aladdin Gaming agrees that this Amendment and GE Capital and GMAC CMC's consent thereto either before or after the date hereof shall not constitute (x) a waiver or forbearance by GE Capital and GMAC CMC under any of the Operative Documents, (y) the acceptance by GE Capital and GMAC CMC of any course of conduct by Aladdin Gaming, the Completion Guarantors or any other Person, or (z) an agreement by GE Capital and GMAC CMC to amend any of the Operative Documents or waive any of the provisions thereof without a corresponding amendment of the Senior Credit Agreement or waiver from the Administrative Agent on behalf of the Lenders, as the case may be. Aladdin Gaming further agrees that GE Capital and GMAC CMC reserve all rights, remedies and options under the Operative Documents to require Aladdin Gaming to satisfy in all respects the conditions relating to each Funding and perform all of its obligations under the Operative Documents which are then due and owing or are susceptible of performance, as the case may be.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement of Amendment No. 5 has been duly executed as of the date first above written.

ALADDIN GAMING, LLC                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                          FOR ITSELF AND AS AGENT FOR CERTAIN
                                          PARTICIPANTS

By:  /s/ THOMAS A. LETTERO                By: /s/ ANN NAEGELE
     -------------------------------      -----------------------------------
Name:  Thomas A. Lettero                  Name:  Ann Naegele
Title: Senior Vice President              Title: VP - Risk Manager
        and Chief Financial Officer

                                          GMAC COMMERCIAL MORTGAGE CORPORATION


                                          By: /s/ JOHN E. HOPKINS
                                          ------------------------------------
                                          Name: John E. Hopkins
                                          Title: VP


PURSUANT TO SECTION 5.1(C) OF THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF JUNE 30, 1998, BY AND AMONG THE BANK OF NOVA SCOTIA, AS ADMINISTRATIVE AGENT, GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS, AND ALADDIN GAMING, LLC, THE UNDERSIGNED CONSENTS TO THE EXECUTION OF THE FOREGOING AMENDMENT BY ALADDIN GAMING, LLC.

                                           THE  BANK OF NOVA SCOTIA,
                                           as Administrative Agent


                                           By: /s/ ALAN PENDERGAST
                                               --------------------------------
                                           Name: Alan Pendergast
                                           Title: Managing Director